                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement    |_| Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12


                             RCM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

RCM Technologies
    The Source of Smart Solutions

    RCM Technologies, Inc.                                       Solutions:
    2500 McClellan Avenue                                        ---------------
    Pennsauken, NJ 08109                                           o Business
                                                                 ---------------
    Tel: 856.486.1777                                              o Technology
    Fax: 856.488.8833                                            ---------------
    info@rcmt.com                                                  o Resource
    www.rcmt.com                                                 ---------------



                              --------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 2004
                              --------------------


To Our Stockholders:

     The RCM Technologies, Inc. 2004 Annual Meeting of Stockholders will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania, on Thursday, June 17, 2004, at 6:00 p.m. local time.

     The purposes of the meeting are to:

         1. Elect two Class B directors, each to serve until his term expires and until his successor is elected and qualified;

         2. Ratify our Audit Committee's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2004; and

         3. Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

     We have fixed April 22, 2004 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in "street name" through brokers, banks and other nominees and may choose to vote their shares over the internet or by telephone instead of using the enclosed proxy card. If you wish to vote over the internet or by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.


                            By Order of the Board of Directors,

                            /s/ Stanton Remer

                            Stanton Remer
                            Secretary



Pennsauken, New Jersey
April 26, 2004

                             RCM TECHNOLOGIES, INC.
                             2500 McClellan Avenue
                                   Suite 350
                          Pennsauken, New Jersey 08109
                              --------------------
                                PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 17, 2004


About this Proxy Statement

   Our Board of Directors is soliciting proxies to be used at our 2004 Annual Meeting of Stockholders. The meeting will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on Thursday, June 17, 2004, at 6:00 p.m. local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about April 26, 2004.

                                VOTING PROCEDURES

Who Can Vote

   Only RCM common stockholders at the close of business on the record date, April 22, 2004, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 11,310,529 shares of our common stock outstanding.

How You Can Vote

   You can vote by:

   o marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided, or

   o  attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

   You can revoke your proxy at any time before it is voted at the meeting by:

   o sending a written notice that you have revoked your proxy to our Secretary, Stanton Remer, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

   o  submitting a later-dated proxy card, or

   o attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

   If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

   A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting. Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a "broker non-vote." Abstentions and "broker non-votes" will therefore have no effect on the outcome of any vote taken at the meeting.

   The director nominee will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominee who receives the most votes will be elected as a director. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

   Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Leon Kopyt or Stanton Remer, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

   o  FOR the person we nominated for election as director; and

   o FOR the ratification of our Audit Committee's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2004.

   If any other matters are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Remer will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

   We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

   The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of March 10, 2004.

                                                                    Approximate
                                                                    Percentage
                                                                  of Outstanding
    Name and Address of Beneficial Owner       Number of Shares    Common Stock
    ------------------------------------       ----------------   --------------
Columbia Wanger Asset Management, L.P. ....       2,169,000(1)         20.4%
   227 West Monroe Street
   Suite 3000
   Chicago, IL 60606
Heartland Advisors, Inc. ..................       1,510,800(2)         14.2%
   789 North Water Street
   Milwaukee, WI 53202
FMR Corp. .................................       1,056,858(3)          9.9%
   82 Devonshire Street
   Boston, MA 02109
Dimensional Fund Advisors Inc. ............         805,000(4)          7.6%
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

---------------
(1) Based on a Schedule 13G, dated February 10, 2004, filed with the Securities and Exchange Commission (the "Commission") by Columbia Wanger Asset Management, L.P., a registered investment advisor, on behalf of itself, its general partner, Columbia Wanger Asset Management, Ltd., and its clients, WAM Acquisition GP, Inc., Columbia Acorn Investment Trust and Wanger Advisors Trust. The Schedule 13G states that Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. share voting and dispositive power as to all of these shares. The Schedule 13G also states that Columbia Acorn Trust has shared voting and dispositive power as to 786,000 of these shares, or 7.4% of our outstanding common stock. The
     Schedule 13G also states that Wanger Advisors Trust has shared voting and dispositive power as to 753,000 of these shares, or 7.1% of our outstanding common stock.

(2) Based on a Schedule 13G, dated February 12, 2004, filed with the Commission. The Schedule 13G states that Heartland Advisors, Inc. has sole voting power as to 1,510,000 of these shares and sole dispositive power as to all of these shares.

(3) Based on a Schedule 13G, dated February 17, 2004, filed with the Commission by FMR Corp., a parent holding corporation, on behalf of itself, Edward C. Johnson III and Abigail P. Johnson. The Schedule 13G states that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low Priced Stock Fund which owns 1,056,858 of the shares listed in the table. FMR Corp. and its chairman, Edward C. Johnson III, through FMR Corp.'s control of Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, each have sole dispositive power as to all of these shares. The Schedule 13G also states that Fidelity Low-Priced Stock Fund's Board of Trustees has sole voting power as to 1,056,858 shares.

(4) Based on a Schedule 13G, dated February 6, 2004, filed with the Commission. The Schedule 13G states that Dimensional Fund Advisors, Inc. has sole voting and investment power as to all of these shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

Security Ownership of Management

   The following table lists the number of shares of our common stock beneficially owned, as of March 10, 2004, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

                                                                    Approximate
                                                                    Percentage
                                                                  of Outstanding
   Name                                        Number of Shares    Common Stock
   ----                                        ----------------   --------------
   Leon Kopyt (1)..........................         491,906             4.3%
   Stanton Remer (2).......................         131,974             1.2%
   Brian A. Delle Donne (2)................         133,748             1.2%
   Norman S. Berson (4)....................          56,471             1.0%
   Robert B. Kerr (4)......................          58,471             1.0%
   David Gilfor (5)........................          10,000               *
   Dennis Berkey...........................               0              --
   Dennis Busel (6)........................          15,000               *
   Rocco Campanelli (7)....................          38,760               *
   Kenneth Kutz (8)........................          30,000               *
   Leonard Lufrano(9)......................           8,379               *
   Kevin D. Miller (2).....................         125,913             1.1%
   John Pringle............................               0              --
   All directors and executive officers as
    a group (13 persons) (10) .............       1,100,622             9.4%

---------------
*    Represents less than one percent of our outstanding common stock.

(1) Includes 100,000 shares issuable upon the exercise of options under our stock option plans and 28,312 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these 28,312 shares.

(2) Includes 75,000 shares issuable upon the exercise of options under our stock option plans.

(3) Includes 100,000 shares issuable upon the exercise of options under our stock option plans.

(4) Includes 30,000 shares issuable upon the exercise of options under our stock option plans.

(5) Includes 10,000 shares issuable upon the exercise of options under our stock option plans.

(6) Includes 15,000 shares issuable upon the exercise of options under our stock option plans.

(7) Includes 12,000 shares issuable upon the exercise of options under our stock option plans.

(8) Includes 30,000 shares issuable upon the exercise of options under our stock option plans.

(9)  Mr. Lufrano left the Company as of April 2, 2004.

(10) Includes 477,000 shares issuable upon the exercise of options under our stock option plans.

Voting Arrangements

   On February 5, 1996, we issued and sold 276,625 shares of our common stock to Limeport Investments, LLC in a private placement transaction. In conjunction with this transaction, Limeport granted Mr. Kopyt an irrevocable proxy entitling him to vote those shares solely in connection with the election of our directors. We believe that, as of March 2, 2004, Limeport beneficially owned 28,312 shares of our common stock.

   If Mr. Kopyt ceases to serve as our Chairman, Chief Executive Officer and President, the Limeport voting arrangement and the proxy granted will terminate immediately.

                                   PROPOSAL 1
                            ------------------------
                              ELECTION OF DIRECTORS

   Our Board of Directors is divided into three classes. Each of the classes B and C has two directors and class A has one director. Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.

   The terms of our Class B directors, Robert B. Kerr and David Gilfor, expire at this year's annual meeting. The Class C directors, Leon Kopyt and Stanton Remer, will serve until the annual meeting in 2005. The Class A director, Norman S. Berson, will serve until the annual meeting in 2006.

   Two Class B directors will be elected at this year's annual meeting to serve for three-year terms expiring at our annual meeting in 2007. Our Board has nominated Robert B. Kerr and David Gilfor to serve as Class B directors. Both Mr. Kerr and Mr. Gilfor have consented to serve a term on our Board of Directors. The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Remer, intend to vote FOR the election of Mr. Kerr and Mr.
Gilfor unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if either Mr. Kerr or Mr. Gilfor is unable to serve as a director at the time of this year's annual meeting, Mr. Kopyt or Mr. Remer will vote FOR the election of another person that the Board may nominate in his place.

   The Board of Directors has determined that Robert B. Kerr, David Gilfor and Norman S. Berson are "independent directors" as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ROBERT B. KERR AND DAVID GILFOR AS CLASS B DIRECTORS.

Nominees for Election as Director

Class B Director Nominees

Robert B. Kerr, Director since 1994, age 61

   Mr. Kerr is a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm located in Haddon Heights, New Jersey, which has served small and medium-sized manufacturing, distribution and service businesses since 1987.

David Gilfor, Director since 2001, age 56

   Mr. Gilfor was appointed by the Board of Directors on December 21, 2001 to fill a board vacancy resulting from the death of Woodrow B. Moats, Jr. Mr. Gilfor is a member of the information technology department of Goldenberg Rosenthal, LLP, a regional accounting and consulting firm located in Jenkintown, Pennsylvania. Previously, Mr. Gilfor was the owner of a computer networking and distributing firm located in Philadelphia, Pennsylvania.

Current Board Members

Class A Director

Norman S. Berson, Director since 1987, age 77

   Mr. Berson is Of Counsel to the law firm of Fineman Krekstein & Harris, P.C. of Philadelphia, Pennsylvania. Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 17 years.

Class C Directors

Leon Kopyt, Director since 1991, age 59

   Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992.

Stanton Remer, Director since 1992, age 54

   Mr. Remer has been our Chief Financial Officer, Secretary and Treasurer since 1994. Previously, Mr. Remer held positions as a Managing Partner of a northeast regional accounting firm and Chief Financial Officer of Sterling Supply Corporation. Mr. Remer is a Certified Public Accountant.

                              DIRECTOR NOMINATIONS

   In nominating candidates for election as directors, our Board considers the skills, experience, character, commitment and diversity of background of each potential nominee, all in the context of the requirements of the Board at that point in time. Each candidate should be an individual who has demonstrated integrity and ethics, has an understanding of the elements relevant to the success of a publicly-traded company, and has established a record of professional accomplishment in such candidate's chosen field. Each candidate also should be prepared to participate in all Board and committee meetings that he or she attends, and should not have other personal or professional commitments that might reasonably be expected to interfere with or limit such candidate's ability to do so. Additionally, in determining whether to recommend a director for re-election, the director's past attendance at Board and committee meetings should be considered.

   Our Board of Directors has no stated specific, minimum qualifications that must be met by candidates for election as directors. However, in accordance with Commission rules and applicable Nasdaq listing standards, at least one member of the Board of Directors is expected to meet the criteria for an "audit committee financial expert" as defined by Commission rules, and a majority of the members of the Board are expected to meet the definition of "independent director" within the meaning of Commission rules and applicable Nasdaq listing standards.

   Any stockholder of record entitled to vote in the election of directors at an annual or special meeting of our shareholders may nominate one or more persons to stand for election to the Board at such meeting in accordance with the requirements of our bylaws. In order to be considered by our Board of Directors in connection with the nominations process for our 2005 annual meeting of shareholders, all such director nominations must be received by our Corporate Secretary at our principal executive offices by January 18, 2005. Each such submission must be in writing and must comply with the notice, information and consent provisions contained in our bylaws. In addition, each such submission must include any other information required by Regulation 14A under the Securities Exchange Act of 1934, as amended. All such stockholder recommendations should be submitted in writing care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109.

   Our Board will consider all candidates identified by stockholders through the processes described above, and will evaluate each of them, including incumbent directors, based on the same criteria. Our Board will consider stockholder nominees in substantially the same manner as other nominees. The consideration of any candidate for director will be based on an assessment of the individual's background, skills and abilities, together with an assessment of whether such characteristics qualify the individual to fulfill the needs of the Board at that time.

                             OUR EXECUTIVE OFFICERS


   The following table lists our executive officers as of December 31, 2003 and certain members of our senior management. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

                            Name                                Age                              Position
                            ----                                ---                              --------
   Executive Officers:
   Leon Kopyt............................................       59       Chairman, Chief Executive Officer,
                                                                         President and Director
   Stanton Remer.........................................       54       Chief Financial Officer, Treasurer,
                                                                         Secretary and Director
   Brian A. Delle Donne..................................       47       Chief Operating Officer

   Senior Management:
   Dennis Berkey.........................................       55       Senior Vice President
   Dennis Busel..........................................       39       Regional Vice President
   Rocco Campanelli......................................       53       Executive Vice President
   Kenneth Kutz..........................................       62       Senior Vice President
   Leonard Lufrano(1)....................................       53       Executive Vice President
   Kevin D. Miller.......................................       37       Senior Vice President
   John Pringle..........................................       51       Senior Vice President

---------------
(1)  Mr. Lufrano left the Company as of April 2, 2004.

   The business experience of Messrs. Kopyt and Remer is summarized in "Proposal 1 -- Election of Directors."

   Brian Delle Donne has been our Chief Operating Officer since June 1999 and served as our Executive Vice President of Operations from April 1998 to June 1999. Mr. Delle Donne served as President of Knight Facilities Management, a global planning, engineering and management consulting firm from 1997 to 1998 where he was responsible for strategic outsourcing services. From 1989 to 1995, Mr. Delle Donne served as Senior Vice President of Ogden Projects, Inc. and as President and Chief Operating Officer of its subsidiary, Ogden Environmental Services. Mr. Delle Donne currently serves on the Board of Directors of UMS Group, Inc., a privately held international management consulting firm providing services to power utilities around the world.

   Dennis Berkey has served as a Senior Vice President of RCM since May 1999. Previously, Mr. Berkey was a founder of Business Support Group of Michigan, Inc., a business we acquired in 1999. Mr. Berkey has in excess of 17 years of experience in software development, information systems management, ERP consulting and related project management.

   Dennis Busel has served as Eastern Regional Vice President of RCM since February 2000. Mr. Busel's primary responsibilities are in the information technology ("IT") services sector in the North East Region, Mr. Busel has over 18 years experience in the IT services industry including a senior management role at Robert Half, International where he led the launch of the IT Consulting Division. He has provided leadership for teams in size ranging from six to 400 people on a local and national level. Mr. Busel has been instrumental in establishing service offerings, promoting sales, and directing the operations and delivery for both resource management and project organizations.

   Rocco Campanelli has served as an Executive Vice President of RCM since June 1999. From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering. Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995. From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

   Kenneth Kutz has served as a Senior Vice President of RCM since January 1997. Mr. Kutz has over 32 years of information technology sales and marketing experience with International Business Machines, Control Data and Camax Systems as well as Programming Alternatives of Minnesota, Inc., a business acquired by RCM in January 1997. Mr. Kutz has managed business units that sold software, computer services and professional services in the United States, Canada, Europe and Asia.

   Leonard Lufrano became an Executive Vice President of RCM in August 2003 and prior to August 2003 Mr. Lufrano has served as a Senior Vice President of RCM since August 1999. From 1995 to July 1999, Mr. Lufrano was President and Founder of Seaview Consulting, Inc., a business we acquired in August 1999.
Mr. Lufrano previously served as a founding partner of Funaro-Lufrano Associates, Inc. for the period 1973 to 1994 where his responsibilities included management, marketing, strategic development and business planning. Mr. Lufrano left the Company as of April 2, 2004.

   Kevin D. Miller has served as a Senior Vice President of RCM since January 1998. Previously, Mr. Miller was a consultant to RCM from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

   John Pringle has served as Western Region Senior Vice President of RCM since November 2001. Mr. Pringle's primary responsibilities are in the IT services sector in the Western Region. Mr. Pringle has over 23 years experience in the IT services industry. Mr. Pringle's experience includes leadership skills relating to the implementation and establishment of Solutions Practice focused on Oracle, e-Solutions and system integration.

                             EXECUTIVE COMPENSATION


Summary of Executive Compensation

   The following table lists cash and other compensation paid to, or accrued by us for, our chief executive officer and each of the persons who, based upon total annual salary and bonus, was one of our other five most highly compensated executives for our fiscal year ended December 31, 2003. The information is presented for each individual for our last three fiscal years.

                           Summary Compensation Table

                                                                                                                Long-Term
                                                                     Annual Compensation                       Compensation
                                                           ----------------------------------------    ----------------------------
                                                                                                         Awards
                                                                                                       Securities
                                                                                                       Underlying
                                                 Fiscal                              Other Annual       Options/       All Other
Name and Principal Position                       Year      Salary      Bonus     Compensation(1,2)       SARs      Compensation(3)
 ----------------------------------------        ------    --------   --------    -----------------    ----------   ---------------
Leon Kopyt ...................................    2003     $475,000   $100,000        $3,698,068         50,000         $11,119
President and CEO                                 2002      400,000    100,000                --             --          11,546
                                                  2001      400,000    100,000                --             --          10,690
Brian A. Delle Donne .........................    2003     $300,000   $ 50,000        $  228,811         25,000         $14,113
Chief Operating Officer                           2002      300,000     35,000                --             --          11,738
                                                  2001      300,000     50,000                --             --          10,870
Stanton Remer ................................    2003     $200,000   $ 50,000        $  410,045         25,000         $   815
CFO, Treasurer and Secretary                      2002      175,000     35,000                --             --             182
                                                  2001      175,000     35,000                --             --           4,791
Rocco Campanelli .............................    2003     $150,000   $151,869        $  218,416         25,000         $ 5,633
Executive Vice President                          2002      150,000    150,000                --         25,000           5,096
                                                  2001      150,000    276,095                --         37,000           6,317
Leonard Lufrano(4) ...........................    2003     $234,615   $ 60,000        $   60,875         25,000         $ 5,639
Executive Vice President                          2002      200,000         --                --         20,000           4,413
                                                  2001      200,000         --                --         83,000           4,776
Kevin D. Miller ..............................    2003     $200,000   $ 45,000        $  325,236         25,000         $ 7,813
Senior Vice President                             2002      200,000     30,000                --             --           1,034
                                                  2001      200,000     30,000                --             --           1,414

---------------
(1) During fiscal 2003, 2002 and 2001, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year.

(2) In order to enhance long-term value for the shareholders of the Company, reduce the number of options outstanding and improve the Company's ability to retain and provide incentives to employees and directors, on September 30, 2003, the Company made a tender offer to exchange stock options with a strike price of $7.00 or greater for shares of restricted stock and cash. Upon expiration of the tender offer on November 14, 2003, option holders who were executive officers named above and participated in the tender offer received an aggregate of 469,675 shares of restricted stock having an aggregate value of $3.0 million ($6.30 per share) as well as cash consideration of $2.0 million, which was equal to 67% of the value of the restricted common stock. The number of restricted shares issued to the officers named in this table, and the value thereof, were as follows: Leon Kopyt: 351,494 ($2,214,412); Brian A. Delle Donne:
     21,748 ($137,012); Stanton Remer: 38,974 ($245,536); Rocco Campanelli:
     20,760 ($130,788); Leonard Lufrano: 5,786 ($36,452); and Kevin Miller:
     30,913 ($194,752). The number of options cancelled with respect to each named executive was as follows: Leon Kopyt: 750,000; Stanton Remer:
     90,000; Brian A. Delle Donne: 50,000; Rocco Campenelli: 47,000; Leonard
     Lufrano: 10,000; and Kevin Miller: 69,000.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) This amount represents (i) premiums we paid in 2003, 2002 and 2001, respectively, for life and disability insurance on certain of the officers named in this table as follows: Leon Kopyt: $226, $182 and $164; Brian A. Delle Donne: $204, $182 and $164; Stanton Remer: $190, $182 and $3,541; Rocco Campanelli: $184, $182 and $164; Leonard Lufrano: $190, $223 and $223; and Kevin Miller: $190, $182 and $164 (ii) premiums we paid in 2003, 2002 and 2001, respectively, for medical insurance on certain of the officers named in this table as follows: Leon Kopyt:
     $10,268, $11,364 and $9,276; Brian A. Delle Donne: $13,284, $11,556 and
     $9,456; Stanton Remer: $0, $0 and $0; Rocco Campanelli: $4,824, $4,914 and $4,903; Leonard Lufrano: $4,824, $4,190 and $3,303; and Kevin Miller $6,998, $852 and $0 respectively; and (iii) matching contributions each of $625 and $1,250, respectively, that we made during our fiscal years ended December 31, 2003 and 2001 for each of the officers named in this table in accordance with RCM's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. There were no matching contributions made by the Company for the year ended December 31, 2003.

(4)  Mr. Lufrano left the Company as of April 2, 2004.

Options Granted to Our Executives in Fiscal 2003

   The following table lists information regarding the options to purchase our common stock we granted to our executive officers and certain members of our senior management during our fiscal year ended December 31, 2003. During our fiscal year ended December 31, 2003, we did not grant any other options to any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. We have never granted any stock appreciation rights.

                        Option/SAR Grants in Fiscal 2003


                                                                                                                     Potential
                                                                                                                    Realizable
                                                                        Individual Grants                        Value at Assumed
                                                     -------------------------------------------------------      Annual Rates of
                                                      Number of      % of Total                                     Stock Price
                                                     Securities     Options/SARs                                   Appreciation
                                                     Underlying      Granted to    Exercise or                  For Option Term(1)
                                                    Options/SARs    Employees in    Base Price    Expiration    -------------------
Name                                                   Granted      Fiscal Year       ($/SH)         Date          5%         10%
----                                                ------------    ------------   -----------    ----------    --------   --------
Leon Kopyt ......................................      50,000           22.7%         $3.95        8/5/2013     $124,207   $314,764
Stanton Remer ...................................      25,000           11.4%          3.95        8/5/2013       62,103    157,382
Brian A. Delle Donne ............................      25,000           11.4%          3.95        8/5/2013       62,103    157,382
Rocco Campanelli ................................      25,000           11.4%          3.95        8/5/2013       62,103    157,382
Leonard Lufrano(2) ..............................      25,000           11.4%          3.95        8/5/2013       62,103    157,382
Kevin D. Miller .................................      25,000           11.4%          3.95        8/5/2013       62,103    157,382

---------------

(1) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of our common stock, and the amounts reflected in the table will not necessarily be achieved.

(2)  Mr. Lufrano left the Company as of April 2, 2004.

        Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

   The following table lists the number of options exercised during our fiscal year ended December 31, 2003 and the number and value of options held by our executive officers and certain members of our senior management at the end of our fiscal year ended December 31, 2003. No other options were exercised during our fiscal year ended December 31, 2003 by any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. RCM does not have any outstanding stock appreciation rights. The values listed relate solely to outstanding stock options.


                                                                              Number of Securities          Value of Unexercised
                                                                             Underlying Unexercised             In-the-Money
                                                                                  Options/SARs                  Options/SARs
                                                  Shares                     at Fiscal Year-End(1)          at Fiscal Year-End(2)
                                                 Acquired      Value     -----------------------------    -------------------------
Name                                           on Exercise    Realized   Exercisable     Unexercisable    Exercisable   Unexercised
----                                           -----------    --------   ------------    -------------    -----------   -----------
Leon Kopyt .................................        --           --         100,000          50,000        $437,000       $171,000
Stanton Remer ..............................        --           --          75,000          25,000         196,500         85,500
Brian A. Delle Donne .......................        --           --         100,000          25,000         262,000         85,500
Rocco Campanelli ...........................        --           --              --          87,000              --        306,970
Leonard Lufrano(3) .........................        --           --              --         128,333              --        494,465
Kevin D. Miller ............................        --           --          75,000          25,000         196,500         85,500

---------------

(1) As more fully described in footnote (2) to the Summary Compensation Table, the Company completed a tender offer to exchange certain stock options with a strike price of $7.00 or greater for shares of restricted stock and cash. The stock options cancelled in connection with this tender offer by the above named executives was 1,016,000. The number of options cancelled with respect to each named executive was as follows:
     Leon Kopyt: 750,000; Stanton Remer: 90,000; Brian A. Delle Donne: 50,000; Rocco Campenelli: 47,000; Leonard Lufrano: 10,000; and Kevin Miller:
     69,000.

(2) These values represent the difference between the closing price of our common stock on The Nasdaq National Market on December 31, 2003 and the exercise price of each option, multiplied by the number of shares issuable upon the exercise of each option.

(3)  Mr. Lufrano left the Company as of April 2, 2004.

Compensation of Directors

   Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

   The Board of Directors has approved a compensation package for non-employee directors, which became effective in May 2000. Under the arrangement, each non-employee director receives a retainer fee of $24,000 per year as compensation for service on the Board. In addition to the retainer fee, each eligible non-employee director is paid meeting attendance fees of $750 for each Board Meeting and $300 for each Committee Meeting held on a date other than the date of a Board Meeting.

   All employee and non-employee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

Employment Agreements

   Mr. Kopyt's employment agreement provides for an annual base salary of $475,000, vacation time and other customary benefits. In addition, the agreement provides that Mr. Kopyt's annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

   Mr. Kopyt's employment agreement is for a term of three years and automatically extends each year for an additional one-year period. This employment agreement is terminable upon Mr. Kopyt's death or disability, or for cause, as defined in the agreement.

Change in Control and Termination of Employment Arrangements for Mr. Kopyt

   Mr. Kopyt has an agreement with us that provides him with benefits upon a change in control of RCM. Under this agreement, the remaining term of Mr. Kopyt's employment is extended for five years upon a change in control. If, during the term of Mr. Kopyt's employment following a change in control, RCM terminates Mr. Kopyt's employment other than for cause, as defined in the agreement, or Mr. Kopyt terminates his own employment for good reason, also as defined in the agreement, the provisions below will apply. The agreement defines "good reason" as, among other things, a material change in Mr. Kopyt's salary, title or reporting responsibilities, or a change in RCM's office location that requires Mr. Kopyt to relocate. This agreement includes the following provisions, each of which is effective upon Mr. Kopyt's termination other than for cause or for good reason, in either case following a change in control:

   o RCM must pay to Mr. Kopyt a lump sum equal to the total amount of his salary and bonus for the remainder of the five-year term.

   o RCM must pay to Mr. Kopyt an amount equal to the sum of all penalties he is assessed (including excise taxes imposed on certain parachute payments) and taxes he incurs as a result of the benefits he will receive under the agreement.

Severance Agreement for Mr. Kopyt

   On June 10, 2002, the Company entered into a Severance Agreement (the "Severance Agreement") with Mr. Kopyt. The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt's employee benefits for a specified time after his service with the Company is terminated other than for cause, as defined in the Severance Agreement. Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his current employment and termination benefits agreements, which are supplemented and not superseded by the Severance Agreement.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

         The graph below is presented in accordance with Commission requirements. You should not draw any conclusions from the data in the graph, because past results do not necessarily predict future stock price performance. The graph does not represent our forecast of future stock price performance.

         The graph below compares our total stockholder return over the five-year period ended December 31, 2003 to the cumulative total return of two indices over the same period: Total Return Index for the Nasdaq Stock Market, referred to in the graph as the Nasdaq Composite, and a peer group of staffing companies that we selected in good faith. In developing the index, each selected company is weighted based on its market capitalization measured on December 31, 2003.

Our self-determined peer group consists of the following corporations:

            Alternative Resources Corp.        Butler International, Inc.

            Headway Corporate Resources Inc.   Kelly Services, Inc.

            MPS Group, Inc.                    Spherion Corporation

            SCB Computer Technology Inc.

         The graph assumes that $100 was invested on December 31, 1998 in each of our common stock, the Nasdaq Composite and the peer group index, and that all dividends were reinvested.

                Comparison of Five-Year Cumulative Total Returns
                             RCM TECHNOLOGIES, INC.


                                 [GRAPH OMITTED]




Total Return Analysis                  1998          1999          2000          2001         2002        2003
---------------------                  ----          ----          ----          ----         ----        ----
RCM Technologies, Inc                 $100.0        $ 65.1        $ 13.8        $17.7        $14.8       $ 27.8
Nasdaq Composite                      $100.0        $186.2        $126.8        $97.0        $68.7       $108.2
Peer Group                            $100.0        $ 90.9        $ 35.8        $39.2        $29.6       $ 46.8

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         We believe that, during our fiscal year ended December 31, 2003, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

         o our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 31, 2003; and

         o representations from the Company's directors, executive officers and beneficial owners of more than 10% of our Common Stock that they have complied with all Section 16(a) filing requirements with respect to 2003.

                          BOARD MEETINGS AND COMMITTEES

         Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board's next regular meeting. The following table shows on which of our Board's committees each of our directors served, and the number of meetings held by each of our Board's committees, during our fiscal year ended December 31, 2003.

                                                                                          Committee
                                                                            -------------------------------------
Board Member                                                                Executive       Audit    Compensation
------------                                                                ---------       -----    ------------
Leon Kopyt .............................................................        X
Stanton Remer ..........................................................        X
Norman S. Berson .......................................................                      X
David Gilfor ...........................................................                      X            X
Robert B. Kerr .........................................................                      X            X
Meetings held in Fiscal 2003* ..........................................        7             5            4

------------
* Our Board of Directors held three meetings in our fiscal year ended December 31, 2003. Each of our directors attended all of those meetings and all meetings of the committees on which he served. Our Board took other actions during our fiscal year ended December 31, 2003 by written consent.

General Duties of Each Committee

         The general duties of each committee are as follows:

         Executive Committee

         o acts on behalf of our Board between meetings of the Board

         Audit Committee

         o reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors

         o see "Report of the Audit Committee"

         Compensation Committee

         o determines the compensation of our officers and employees

         o administers our stock option plans

         Our Board has not established a committee to nominate candidates for election as directors. Instead, the members of our Board collectively select the candidates that the Board nominates for election as directors at our annual meetings of stockholders. Our Board believes that this process is appropriate given the relatively small size of our Board of Directors. Since we do not have a nominating committee, our Board of Directors has not adopted a nominating committee charter.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

         This report summarizes the functions and philosophical principles of the compensation committee, the components of the compensation paid to RCM's executives and other factors that the compensation committee considers in determining the compensation of RCM's executives.

Functions of the Committee

         The compensation committee's primary functions include:

         o reviewing, approving and determining the salaries, bonuses and other benefits of RCM's directors, executive officers and senior management,

         o recommending to RCM's Board amendments to existing stock option plans and the adoption of new stock option plans,

         o negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

         o establishing and reviewing management perquisites.

Compensation Philosophy

         The Company's compensation program for executives consists of three key elements:

         o a base salary,

         o a performance-based annual cash bonus, and

         o periodic grants of stock options.

         Under this approach, executive compensation involves a high proportion of pay that is "at risk"- namely, the annual bonus and stock options. The variable annual bonus also is based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. We believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders.

Components of Compensation

         The compensation committee generally structures RCM executives' compensation through a combination of the following:

         o Base Salary: As a general rule, the compensation committee establishes base salaries for RCM's executives based upon the individual's performance and contribution to RCM. The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM's executives are parties to employment agreements. The salaries of those executives are based on their agreements.

         o Annual Incentive Compensation: The compensation committee provides annual incentive awards to RCM's executives to reward their contributions to RCM. Mr. Kopyt's bonus is based solely on RCM's EBITDA. Mr. Remer's bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the chief executive officer. The bonuses of all other executives are determined based on RCM's operating income and certain other factors at the discretion of the chief executive officer, based on the guidelines established by the compensation committee.

         o Long-Term Incentive Compensation: The compensation committee periodically grants stock options and other RCM securities to RCM executives. The compensation committee intends the grants to be a significant portion of the total executive compensation. The grants are designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business. Grants typically permit executives to acquire RCM's common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years). The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

         The compensation committee bases the size of each executive's option grant upon the executive's:

         o position with RCM,

         o potential for future responsibility over the option term,

         o performance in recent periods, and

         o current holdings of RCM stock and options.

         The compensation committee believes that RCM's financial performance is a better indicator of executive achievement than its stock price. The compensation committee examines a number of financial indicators in assessing RCM's performance, including:

         o net sales,

         o operating income,

         o net income, and

         o earnings per share

         The compensation committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

Compensation of Leon Kopyt, RCM's Chief Executive Officer

         Leon Kopyt, RCM's Chief Executive Officer, participates in the same programs as RCM's other executives, and receives compensation based on: the same factors as RCM's other executives, his employment agreement and a termination benefits agreement. Mr. Kopyt's overall compensation reflects his degree of policy and decision-making authority and his level of responsibility with respect to RCM's strategic direction and financial and operational results. Mr. Kopyt's compensation for 2003 was determined based on a study of the compensation of chief executive officers of other companies in the information technology industry, which have financial and corporate characteristics similar to those of RCM. Mr. Kopyt's compensation components for RCM's fiscal year ended December 31, 2003 were as follows:

         o Base Salary: Mr. Kopyt received a base salary of $475,000.

         o Annual Incentive Compensation: Pursuant to Mr. Kopyt's incentive compensation arrangement, Mr. Kopyt received a $100,000 bonus for the fiscal year ended December 31, 2003.

         o Long-Term Incentive Compensation: Mr. Kopyt received 50,000 stock option awards during the fiscal year ended December 31, 2003.

Deductibility Of Executive Compensation

         Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes. In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives. The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation's taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer). Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements. One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation's stockholders. Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation. The compensation committee has generally attempted to structure the compensation it pays to RCM's executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

         The Board has determined that both members of the Compensation Committee are independent, as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers.

         Respectfully submitted by the members of the compensation committee of the Board of Directors:

                             Compensation Committee

                                  David Gilfor
                                 Robert B. Kerr

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our compensation committee consists of David Gilfor and Robert B. Kerr. Neither Mr. Gilfor nor Mr. Kerr is or has been an officer or employee of RCM or any of its subsidiaries.

                                   PROPOSAL 2
                            ------------------------
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         Our Audit Committee has selected Grant Thornton LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Grant Thornton LLP as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2004, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of our voting stock is required to ratify the selection of Grant Thornton LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Grant Thornton LLP, the Audit Committee will reconsider such selection.

         The Company expects representatives of Grant Thornton LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

         Audit Fees. Fees billed to the Company by Grant Thornton LLP during 2003 and 2002 for audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for such years, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements, totaled $139,000 and $112,000, respectively.

         Audit-Related Fees. Fees billed to the Company by Grant Thornton LLP during 2003 and 2002 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $22,800 and $7,900, respectively.

         Tax Fees. Fees billed to the Company by Grant Thornton LLP during 2003 and 2002 for professional services rendered for tax compliance, tax advice and tax planning totaled $17,900 and $17,000, respectively.

         All Other Fees. Grant Thornton LLP was engaged by the Company during 2003 to perform certain non-audit services. The aggregate fees billed by Grant Thornton LLP for those other services during 2003 were $22,800, which consisted of $12,600 for financial reporting advice and $10,200 related to an audit of the Company's 401(k) plan.

         The Audit Committee has considered whether Grant Thornton LLP's provision of services other than professional services rendered for the audit and review of our annual financial statements is compatible with maintaining Grant Thornton LLP's independence, and has determined that it is so compatible.

         The Audit Committee has been informed by Grant Thornton LLP that less than 50 percent of the hours expended on Grant Thornton LLP's engagement to audit our financial statement for the fiscal year ended December 31, 2003 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

         The Audit Committee currently approves all engagements of the Company's accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2003.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2004.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Committee met five times during fiscal 2003 to carry out its responsibilities. The Committee schedules its meeting with a view to ensuring that it devotes appropriate attention to all its tasks.

         As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

         Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

         The Board has determined that all members of the Audit Committee are independent, as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, and that Robert B. Kerr is an "audit committee financial expert" as defined by the Commission.

                                 Audit Committee

                             Robert B. Kerr (Chair)
                                Norman S. Berson
                                  David Gilfor

                          CORPORATE GOVERNANCE MATTERS

         Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender's instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

         Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2003 Annual Meeting of Stockholders was attended by all of the directors.

         Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. Both our Code of Conduct and Code of Ethics are available free of charge by sending a written request to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2005 annual meeting:

         o you must submit your proposal in writing to Stanton Remer, Secretary, RCM Technologies, Inc.,2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

         o Mr. Remer must receive your proposal no later than December 27, 2004; and

         o your proposal must comply with the rules and regulations of the Commission.

         If you wish to present a proposal at our 2005 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal. If we do not receive notice of your proposal by March 12, 2005, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.

                                   By Order of the Board of Directors,


                                  /s/ Stanton Remer

                                  Stanton Remer
                                  Secretary

April 26, 2004

                                                                         ANNEX A


                                      PROXY

                             RCM TECHNOLOGIES, INC.

                              2500 McCLELLAN AVENUE
                                    SUITE 350
                        PENNSAUKEN, NEW JERSEY 08109-4613

                        THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a stockholder of RCM Technologies, Inc. (the "Company"), hereby appoints Leon Kopyt and Stanton Remer, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on Thursday, June 17, 2004, at 6:00 p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:


/X/ Please mark votes as in this example.

1. The election of two Class B directors, to serve until the expiration of their terms and until their successors are elected and qualified or until their earlier resignation or removal.

Nominees:         (01) Robert B. Kerr and (02) David Gilfor

                  FOR               WITHHELD
                  |__|                |__|

                  |__|

                  ------------------------       ------------------------------
                  FOR BOTH NOMINEES, EXCEPT AS NOTED ABOVE.

2. Ratification of the appointment by the Board of Directors of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

                  FOR               AGAINST          ABSTAIN
                  |__|               |__|              [__]

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE STOCKHOLDER GIVES NO DIRECTION, THE PROXY WILL BE VOTED "FOR" BOTH NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


Signature:________________ Date:_____   Signature:________________  Date:______

The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.